Exhibit 6



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                                RESTATED CHARTER

                                              OF

                       FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



               The undersigned President and Secretary of First Great-West Life & Annuity Insurance Company, pursuant to Section 1206 of the Insurance Law and
Section 807 of the Business Corporation Law of the State of New York, do hereby certify, restate and set forth:
               1.     The name of the Corporation is "First Great-West Life &
                         Annuity Insurance Company".
               2.     The Corporation's Declaration of Intention and Charter was
                     filed by the Superintendent of Insurance on the 9th day of
                    April, 1996.
               3. The said Declaration of Intention and Charter, as now in effect, is hereby amended to effect the following amendments authorized by the Insurance Law and the Business Corporation Law:
               a.     Paragraph FIFTH is hereby amended to read in its entirety
                     as follows:
               FIFTH: The Board of Directors of the Corporation shall consist of not more than twenty-one directors nor less than nine directors of which at least one-third, but not less than four, shall not be officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The exact number of directors shall be determined from time to time in accordance with the provisions of the By-Laws. In the event that the admitted assets of the Corporation exceed one and one half billion dollars, the number of directors shall be increased to not less than thirteen within one year following the end of the calendar year in which the admitted assets of the Corporation exceeded one and one half billion dollars. Directors shall be elected at each annual meeting of stockholders, which meeting shall be held on the fourth Thursday in the month of June. Each director so elected shall hold office until the next annual meeting of stockholders when his or her successor is elected and qualifies. In the event that the number of directors duly elected and serving shall be less than the required minimum, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in paragraph Sixth.

               b.     Existing paragraph SEVENTH is deleted and subsequent
                         paragraphs are renumbered accordingly.
               c.     Existing paragraph NINTH is renumbered and amended to
                    read in its entirety as follows:

     EIGHTH: The Corporation shall have an authorized capital of $10,000,000 consisting of 10,000 shares with a par value of $1,000 per share. From and after the filing of this Restated Charter, no additional shares that the Corporation has authority to issue shall be issued without the prior written consent of the Superintendent of Insurance.

               4. The text of the Charter, as amended hereby, is hereby restated to read in full as follows:

                                       RESTATED CHARTER
                                              OF
                       FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

               FIRST: The name of the corporation shall be "First Great-West Life & Annuity Insurance Company" (hereinafter referred to as the "Corporation").

               SECOND: The principal office of the Corporation shall be located in Albany County, State of New York.

               THIRD: The kinds of insurance to be transacted by the Corporation are those specified in Paragraphs "1," "2," and "3" of Section 1113(a) of the Insurance Law of the State of New York, as described below:

        (1) "Life insurance," means every insurance upon the lives of human beings, and every insurance appertaining thereto,including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

        (2) "Annuities," means all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid to the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

        (3) "Accident and health insurance," means (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from the effective date or renewal date.

               The Corporation shall also have full power and authority to effect reinsurance of the kinds of insurance business which it is licensed to do in New York and may engage in any other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of business which it is or may hereafter be authorized to do in the State of New York.

               FOURTH:   The  corporate  powers  of  the  Corporation  shall  be
exercised through a Board of Directors and through such committees thereof, and by such officers, employees and agents as the Board of Directors shall empower.

               FIFTH: The Board of Directors of the Corporation shall consist of not more than twenty-one directors nor less than nine directors of which at least one-third, but not less than four, shall not be officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The exact number of directors shall be determined from time to time in accordance with the provisions of the By-Laws. In the event that the admitted assets of the Corporation exceed one and one half billion dollars, the number of directors shall be increased to not less than thirteen within one year following the end of the calendar year in which the admitted assets of the Corporation exceeded one and one half billion dollars. Directors shall be elected at each annual meeting of stockholders, which meeting shall be held on the fourth Thursday in the month of June. Each director so elected shall hold office until the next annual meeting of stockholders when his or her successor is elected and qualifies. In the event that the number of directors duly elected and serving shall be less than the required minimum, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in paragraph Sixth.

               SIXTH: (a) Each director shall be at least eighteen years of age. At all times a majority of the directors shall be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York. The directors need not be stockholders of the Corporation.

               (b) If any vacancies shall occur in the Board of Directors by death or resignation or removal or otherwise, the stockholders or by a majority of the remaining members of the Board shall, as provided in the By-Laws, elect a director or directors to fill the vacancy or vacancies occasioned and each director so elected shall hold office until the next annual meeting of stockholders.

               (c) Notice of any election of a director or directors under the provisions of this section shall be given to the Superintendent of Insurance of the State of New York in the manner and to the extent required by law.

               (d) No director shall be personally liable to the Corporation or any of its shareholders for damages for breach of duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law or any knowing violation of any other law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

               SEVENTH:   The  duration  of  the  corporate   existence  of  the
          Corporation shall be perpetual.

               EIGHTH: The Corporation shall have an authorized capital of $10,000,000 consisting of 10,000 shares with a par value of $1,000 per share. From and after the filing of this Restated Charter, no additional shares that the Corporation has authority to issue shall be issued without the prior written consent of the Superintendent of Insurance.

               NINTH: No stockholder of the Corporation shall have a preemptive right as such to have first or at any time offered to him any part of any of the presently authorized stock of the Corporation hereinafter optioned, issued or sold, or any part of any securities of the Corporation presently authorized, whether or not issued.

               TENTH: The Board of Directors shall adopt By-Laws for its own regulation and that of the conduct of the business of the Corporation, which By-Laws shall not be inconsistent with this charter or the laws of the State of New York.

               ELEVENTH: The Board of Directors shall devise and adopt a corporate seal of and for the Corporation, and shall have power to change and alter the same at its pleasure.

               TWELFTH: This charter may be amended in accordance with the laws of the State of New York. No amendment shall be effective until it shall have been approved in writing by the Superintendent of Insurance of the State of New York as provided by law.

               5. This Amendment and Restatement of the Charter was authorized by action taken by the Board of Directors of the Company on October 28, 1997 and by written action by the sole shareholder of the Company taken as of October 28, 1997.
               IN WITNESS WHEREOF, the undersigned have subscribed this Certificate and affirmed it as true under the penalties of perjury this 28th day of October, 1997